Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Franklin, Jr., Paul P. Egge and Justin M. Long, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 of Stellar Bancorp, Inc. and any and all amendments (including pre-effective and post-effective amendments thereto and any registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this registration statement and to file the same, with all relevant exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Franklin, Jr.	Director & Chief Executive Officer	May 25, 2023
Robert R. Franklin, Jr.	(Principal Executive Officer)

/s/ Paul P. Egge	Chief Financial Officer	May 25, 2023
Paul P. Egge	(Principal Financial and Principal Accounting Officer)

/s/ John Beckworth	Director	May 25, 2023
John Beckworth

/s/ Jon Al-Duplantier	Director	May 25, 2023
Jon Al-Duplantier

/s/ Michael A. Havard	Director	May 25, 2023
Michael A. Havard

/s/ Frances H. Jeter	Director	May 25, 2023
Frances H. Jeter

/s/ George Martinez	Director	May 25, 2023
George Martinez

Director
William S. Nichols, III

/s/ Joe E. Penland, Sr.	Director	May 25, 2023
Joe E. Penland, Sr.

[Signature Page to Power of Attorney]

Signature	Title	Date

/s/ Reagan A. Reaud	Director	May 25, 2023
Reagan A. Reaud

/s/ Steven F. Retzloff	Director	May 25, 2023
Steven F. Retzloff

/s/ Fred S. Robertson	Director	May 25, 2023
Fred S. Robertson

/s/ Joseph B. Swinbank	Director	May 25, 2023
Joseph B. Swinbank

/s/ John E. Williams	Director	May 25, 2023
John E. Williams

/s/ William E. Wilson Jr.	Director	May 25, 2023
William E. Wilson Jr.

[Signature Page to Power of Attorney]